Exhibit 99.1
Sunair Services Corporation Acquires Ron Fee Inc.
FORT LAUDERDALE, Fla., April 4 /PRNewswire-FirstCall/ — Sunair Services Corporation (Amex: SNR — News) today announced that it has acquired, through it’s subsidiary Middleton Pest Control, Inc., the assets of privately held Ron Fee Inc.
Ron Fee Inc., serves over 13,000 satisfied residential and commercial customers with customized lawn, shrub and household pest control and subterranean termite control programs. Ron Fee Inc. operates 2 branches (Odessa and Spring Hill) in West Central Florida servicing Citrus, Hernando, Pasco, Pinellas and Hillsborough counties. Ron Fee Inc. opened its household pest control division in 1993 and added the termite division in 2003. Ron Fee Inc. presently has a fleet of over 50 trucks and a staff of more than 60 employees.
The purchase price for the assets of Ron Fee Inc. was approximately $5,200,000, consisting of $4,000,000 from the companies’ revolving credit facility, a $1,200,000 promissory note and shares of Sunair common stock.
“Ron Fee Inc. is a great fit for Middleton since West Central Florida represents a strong market for us. We believe this acquisition will not only enable us to accelerate our growth, but also enhance our position as a viable competitor in this market,” said Greg Clendenin, president and CEO of Middleton. “We welcome the Ron Fee Inc. team to the Middleton and Sunair family.”
“Middleton Pest Control, Inc. was the only company I felt confident in selling to because of their excellent reputation. Our team at Ron Fee, Inc. is thrilled to be part of Middleton and Sunair Services,” said Ron Fee.
About Sunair Services Corporation
Sunair Services Corporation (“Sunair”) is a Florida corporation organized in 1956. Sunair changed its corporate name from Sunair Electronics, Inc. to Sunair Services Corporation in November 2005. Sunair operates through three business segments: Lawn and Pest Control Services, High Frequency Radio and Telephone Communications. The Lawn and Pest Control Services segment provides lawn care and pest control services to both residential and commercial customers through its subsidiary, Middleton Pest Control, Inc. which was established in Orlando, Florida in 1952. With more than 436 employees, Middleton is one of the nation’s largest pest control companies, and among the five largest lawn application companies. Middleton provides complete pest control, lawn and shrub care, and termite control services through a network of 25 branch offices, serving more than 93,000 accounts in 27 Florida counties.
Some of the statements in this press release, including those that contain the words “anticipate,” “believe,” “plan,” “estimate,” “expect,” “should,” “intend” and other similar expressions, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the benefits of the Ron Fee Inc acquisition and Sunair’s expansion program. Those forward- looking statements involve known and unknown risks, uncertainties and other factors that may cause Sunair’s actual results, performance or achievements or those of its industry to be materially different from any future results, performance or achievements expressed or implied by those forward-thinking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements include the inability to successfully integrate Ron Fee Inc.’s operations, the inability to consummate future acquisitions or pursue growth opportunities, the risks inherent in new product and service introductions and the entry into new geographic markets, risks associated with general economic conditions and competition and other factors included in Sunair’s filings with the Securities and Exchange Commission (the “SEC”). Copies of Sunair’s SEC filings are available from the SEC or may be obtained upon request from Sunair. Sunair does not undertake any obligation to update the information contained herein, which speaks only as of this date.

Source: Sunair Services Corporation